Exhibit 10.21

Amendment to Employment Agreement

This document is dated as of December 8, 2004, and amends the Employment Agreement dated August 8, 2000 between Stephen G. Kasnet and Calypso Management LLC (as amended previously, “Employment Agreement”).

The first sentence of Section 1 of the Employment Agreement provides for Mr. Kasnet’s engagement by Calypso “for the Term (as defined in the Administration and Liquidation Agreement).”

The Administration and Liquidation Agreement has been amended to extend the “Term” of the Administration and Liquidation Agreement until October 24, 2006.

The parties wish to confirm that the “Term” of the Employment Agreement is correspondingly extended to October 24, 2006.

Therefore, for value received, including the exchange of $10 herewith paid and other good and valuable consideration, the parties confirm and agree that:

1. The “Term” of the Employment Agreement shall continue until October 24, 2006;

2. References to the “Administration and Liquidation Agreement” in the Employment Agreement mean the “Administration and Liquidation Agreement as amended from time to time”; and

3. Except as set forth above, the terms of the Employment Agreement are hereby ratified and affirmed.

Executed under seal.

Calypso Management LLC

By:	/S/ DONALD H. HUNTER	/S/ STEPHEN G. KASNET
	Donald H. Hunter CFO & COO	Stephen G. Kasnet